EXHIBIT 10.7

Tri-S Security Corporation

Paragon Systems, Inc.

October 6, 2004

Charles Keathley

9017 Valley View Drive

Huntsville, Alabama  35801

Robert Luther

2115 Buckingham Drive

Huntsville, Alabama 35803

Re:                               Agreement Regarding Notes and Preferred Shares (“Agreement Regarding Notes and Preferred Shares”) dated as of September 29, 2004 among Tri-S Security Corporation (“Tri-S”), Paragon Systems, Inc. (“Paragon”), Harold Bright, Charles Keathley, Robert Luther and John Wilson.

Gentlemen:

This letter (“Letter Agreement”), when countersigned by each of you, will set forth the agreement among Tri-S, Paragon and each of you regarding the subject matter set forth herein.

Tri-S, Paragon and each of you hereby agree and acknowledge that the Agreement Regarding Notes and Preferred Shares and the agreements contemplated thereby are effective and binding among, and constitute valid obligations of, Tri-S, Paragon and each of you, in accordance with the terms thereof, notwithstanding the fact that Messrs. Bright and Wilson did not execute the Agreement Regarding Notes and Preferred Shares.

If the foregoing accurately reflects our agreement, we would appreciate each of you executing this Letter Agreement in the space below and returning a copy by facsimile to Lori Gelchion with Rogers & Hardin LLP, counsel to Tri-S, at (404) 525-2224.

Very truly yours,

TRI-S SECURITY CORPORATION

	By:	/s/ Ronald G. Farrell
Printed Name: Ronald G. Farrell
Title: President and Chief Executive Officer

PARAGON SYSTEMS, INC.

	By:	/s/ Ronald G. Farrell
Printed Name: Ronald G. Farrell
Title: Chief Executive Officer

Agreed and Accepted:

/s/ Robert Luther
ROBERT LUTHER

/s/ Charles Keathley
CHARLES KEATHLEY